Rogers Corporation Reports First Quarter 2023 Results

Improved Financial Performance Driven by Higher Demand and Cost Actions

Chandler, Arizona, April 27, 2023: Rogers Corporation (NYSE:ROG) today announced financial results for the first quarter of 2023.

“First quarter sales and gross margin exceeded the high end of our guidance as a result of improved market demand and continued execution of our cost improvement plans,” stated Colin Gouveia, Rogers' President and CEO. “Sales in the ADAS, general industrial and renewable energy markets all contributed to the higher revenue versus the prior quarter. While we are pleased with the improved profitability in the first quarter, we remain intently focused on realizing the full benefit of the previously announced cost improvement actions, including achieving 34% gross margin in the second quarter. As outlined at our recent Investor Day, we will continue to execute on the Restore phase of our multi-year strategy as we also focus on leveraging our innovative technologies and application expertise to drive towards our 2025 growth targets."

Financial Overview

GAAP Results	Q1 2023	Q4 2022	Q1 2022
Net Sales ($M)	$243.8	$223.7	$248.3
Gross Margin	32.7%	31.8%	34.4%
Operating Margin[1]	(0.1%)	37.0%	8.0%
Net Income (Loss) ($M)[1]	$(3.5)	$67.3	$16.6
Net Income (Loss) Margin[1]	(1.4)%	30.1%	6.7%
Diluted Earnings Per Share[1]	$(0.19)	$3.58	$0.87
Net Cash Used by Operating Activities[1]	$1.8	$127.6	$(13.7)

Non-GAAP Results[2]	Q1 2023	Q4 2022	Q1 2022
Adjusted Operating Margin	10.5%	9.3%	14.5%
Adjusted Net Income ($M)	$16.2	$19.5	$29.1
Adjusted Earnings Per Diluted Share	$0.87	$1.04	$1.53
Adjusted EBITDA ($M)	$35.1	$27.8	$47.2
Adjusted EBITDA Margin	14.4%	12.5%	19.0%
Free Cash Flow ($M)	$(14.6)	$97.8	$(42.0)

Net Sales by Operating Segment (dollars in millions)	Q1 2023	Q4 2022	Q1 2022
Advanced Electronics Solutions (AES)	$135.9	$125.3	$133.2
Elastomeric Material Solutions (EMS)	$102.2	$93.7	$110.2
Other	$5.7	$4.7	$4.9

1 - Q4 2022 includes receipt of a regulatory termination fee
2 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below

Q1 2023 Summary of Results
Net sales of $243.8 million increased 9.0% versus the prior quarter resulting from higher ADAS, general industrial and renewable energy market revenues, and favorable currency exchange rate fluctuations. AES net sales increased by 8.4% primarily related to higher ADAS and renewable energy revenues and favorable currency exchange rates, partially offset by lower EV/HEV revenues following strong fourth quarter sales. EMS net sales increased by 9.1% primarily from stronger general industrial revenues, partially offset by lower portable electronics market revenues. Currency exchange rates favorably impacted total company net sales in the first quarter of 2023 by $6.0 million compared to prior quarter net sales.

Gross margin improved to 32.7%, compared to 31.8% in the prior quarter due to higher sales volumes, improved factory utilization and lower logistics costs, partially offset by unfavorable product mix.

Selling, general and administrative (SG&A) expenses increased by $5.8 million from the prior quarter to $60.1 million. The higher SG&A expense was due primarily to an increase in professional service fees, variable compensation costs and sales and marketing expenses.

GAAP operating margin of (0.1)% decreased from 37.0% in the prior quarter. The decline in operating margin was due to lower other operating income and an increase in SG&A, partially offset by a reduction in restructuring and impairment charges. Other operating income decreased significantly due to the receipt of a $142.1 million regulatory termination fee, net of transaction expenses in the fourth quarter. Restructuring and impairment charges declined to $10.5 million in the first quarter from $65.4 million in the prior quarter. Adjusted operating margin of 10.5% increased by 120 basis points versus the prior quarter.

GAAP earnings per diluted share were $(0.19), compared to earnings per diluted share of $3.58 in the previous quarter. The decrease in GAAP earnings per diluted share was due to lower operating income, partially offset by a decrease in tax expense. On an adjusted basis, earnings were $0.87 per diluted share compared to adjusted earnings of $1.04 per diluted share in the prior quarter.

Ending cash and cash equivalents were $193.7 million, a decrease of $42.7 million versus the prior quarter. First quarter net cash used in operating activities was $1.8 million. Also in the quarter, the Company had capital expenditures of $16.4 million and made a principal payment of $25.0 million on the outstanding borrowings under the Company’s revolving credit facility.

Financial Outlook

Q2 2023
Net Sales ($M)	$235 to $245
Gross Margin	33.5% to 34.5%
Earnings Per Share	$0.65 to $0.85
Non-GAAP Earnings Per Share[1]	$0.95 to $1.15

2023
Capital Expenditures ($M)	$65 to $75

1 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below

Conference call and additional Information
A conference call to discuss the results for the first quarter will take place today, Thursday, April 27, 2023 at 5:00 pm ET. A live webcast of the event and the accompanying presentation can be accessed on the Rogers Corporation website at https://www.rogerscorp.com/investors.

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect and connect our world. Rogers delivers innovative solutions to help our customers solve their toughest material challenges. Rogers’ advanced electronic and elastomeric materials are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, industrial equipment and more. Headquartered in Chandler, Arizona, Rogers operates manufacturing facilities in the United States, Asia and Europe, with sales offices worldwide.

Safe Harbor Statement
Statements included in this release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on Rogers’ current beliefs and expectations. This release contains forward-looking statements regarding our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from those indicated by the forward-looking statements. Other risks and uncertainties that could cause such results to differ include: the duration and impacts of the novel coronavirus global pandemic and efforts to contain its transmission and distribute vaccines, including the effect of these factors on our business, suppliers, customers, end users and economic conditions generally; continuing disruptions to global supply chains and our ability, or the ability of our suppliers, to obtain necessary product components; failure to capitalize on, volatility within, or other adverse changes with respect to the Company's growth drivers, including advanced mobility and advanced connectivity, such as delays in adoption or implementation of new technologies; uncertain business, economic and political conditions in the United States (U.S.) and abroad, particularly in China, South Korea, Germany, the United Kingdom, Hungary and Belgium, where we maintain significant manufacturing, sales or administrative operations; the trade policy dynamics between the U.S. and China reflected in trade agreement negotiations and the imposition of tariffs and other trade restrictions, including trade restrictions on Huawei Technologies Co., Ltd. (Huawei); fluctuations in foreign currency exchange rates; our ability to develop innovative products and the extent to which our products are incorporated into end-user products and systems and the extent to which end-user products and systems incorporating our products achieve commercial success; the ability and willingness of our sole or limited source suppliers to deliver certain key raw materials, including commodities, to us in a timely and cost-effective manner; intense global competition affecting both our existing products and products currently under development; business interruptions due to catastrophes or other similar events, such as natural disasters, war, including the ongoing conflict between Russia and Ukraine, terrorism or public health crises; the impact of sanctions, export controls and other foreign asset or investment restrictions; failure to realize, or delays in the realization of anticipated benefits of acquisitions and divestitures due to, among other things, the existence of unknown liabilities or difficulty integrating acquired businesses; our ability to attract and retain management and skilled technical personnel; our ability to protect our proprietary technology from infringement by third parties and/or allegations that our technology infringes third party rights; changes in effective tax rates or tax laws and regulations in the jurisdictions in which we operate; failure to comply with financial and restrictive covenants in our credit agreement or restrictions on our operational and financial flexibility due to such covenants; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation or risks arising from the terminated DuPont Merger; changes in environmental laws and regulations applicable to our business; and disruptions in, or breaches of, our information technology systems. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the Company. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Investor contact:
Steve Haymore
Phone: 480-917-6026
Email: stephen.haymore@rogerscorporation.com

Website address: https://www.rogerscorp.com

(Financial statements follow)

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended
(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)	March 31, 2023	March 31, 2022
Net sales	$243,847	$248,266
Cost of sales	164,146	162,872
Gross margin	79,701	85,394

Selling, general and administrative expenses	60,085	57,705
Research and development expenses	9,586	8,260
Restructuring and impairment charges	10,501	69
Other operating (income) expense, net	(219)	(531)
Operating income	(252)	19,891

Equity income in unconsolidated joint ventures	76	1,275
Other income (expense), net	5	267
Interest expense, net	(3,462)	(1,069)
Income before income tax expense	(3,633)	20,364
Income tax expense (benefit)	(128)	3,764
Net income	$(3,505)	$16,600

Basic earnings per share	$(0.19)	$0.88

Diluted earnings per share	$(0.19)	$0.87

Shares used in computing:
Basic earnings per share	18,604	18,780
Diluted earnings per share	18,604	18,999

Condensed Consolidated Statements of Financial Position (Unaudited)

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PAR VALUE)	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$193,724	$235,850
Accounts receivable, less allowance for doubtful accounts of $1,099 and $1,007	174,620	177,413
Contract assets	46,746	38,853
Inventories	177,089	182,402
Prepaid income taxes	3,908	4,042
Asbestos-related insurance receivables, current portion	3,881	3,881
Other current assets	11,913	17,426
Total current assets	611,881	659,867
Property, plant and equipment, net of accumulated depreciation of $392,217 and $381,584	361,527	358,415
Investments in unconsolidated joint ventures	12,841	14,082
Deferred income taxes	57,991	50,649
Goodwill	355,867	352,365
Other intangible assets, net of amortization	132,233	133,724
Pension assets	5,342	5,251
Asbestos-related insurance receivables, non-current portion	55,926	55,926
Other long-term assets	17,919	15,935
Total assets	$1,611,527	$1,646,214
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$52,156	$57,342
Accrued employee benefits and compensation	37,207	34,158
Accrued income taxes payable	4,553	5,504
Asbestos-related liabilities, current portion	4,968	4,968
Finance lease obligations, current portion	380	498
Other accrued liabilities	28,214	40,067
Total current liabilities	127,478	142,537
Borrowings under revolving credit facility	190,000	215,000
Pension and other postretirement benefits liabilities	1,540	1,501
Asbestos-related liabilities, non-current portion	59,996	60,065
Finance lease obligations, non-current portion	1,323	1,295
Non-current income tax	9,204	9,985
Deferred income taxes	24,026	23,557
Other long-term liabilities	19,702	19,808
Shareholders’ equity
Capital stock - $1 par value; 50,000 authorized shares; 18,609 and 18,574 shares issued and outstanding	18,609	18,574
Additional paid-in capital	140,214	140,702
Retained earnings	1,094,949	1,098,454
Accumulated other comprehensive loss	(75,514)	(85,264)
Total shareholders' equity	1,178,258	1,172,466
Total liabilities and shareholders' equity	$1,611,527	$1,646,214

Reconciliation of non-GAAP financial measures to the comparable GAAP measures

Non-GAAP financial measures:

This earnings release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”):

(1) Adjusted operating margin, which the Company defines as operating margin excluding acquisition-related amortization of intangible assets and discrete items, which are acquisition and related integration costs, gains or losses on the sale or disposal of property, plant and equipment, restructuring, severance, impairment and other related costs, non-routine shareholder advisory costs, UTIS fire and recovery charges, (income) costs associated with terminated merger, and the related income tax effect on these items (collectively, “discrete items”);

(2) Adjusted net income (loss), which the Company defines as net income excluding amortization of acquisition intangible assets, pension settlement charges and discrete items;

(3) Adjusted earnings per diluted share, which the Company defines as earnings per diluted share excluding amortization of acquisition intangible assets, pension settlement charges and discrete items divided by adjusted weighted average shares outstanding - diluted;

(4) Adjusted EBITDA, which the Company defines as net income (loss) excluding interest expense, net, income tax expense, depreciation and amortization, stock-based compensation expense, pension settlement charges and discrete items;

(5) Adjusted EBITDA Margin, which the Company defines as the percentage that results from dividing Adjusted EBITDA by total net sales;

(6) Free cash flow, which the Company defines as net cash provided (used) by operating activities less non-acquisition capital expenditures.

Management believes adjusted operating margin, adjusted net income, adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin are useful to investors because they allow for comparison to the Company’s performance in prior periods without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s business and evaluate the Company’s performance relative to peer companies. Management also believes free cash flow is useful to investors as an additional way of viewing the Company's liquidity and provides a more complete understanding of factors and trends affecting the Company's cash flows. However, non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as alternatives to, financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from, and should not be compared to, similarly named measures used by other companies. Reconciliations of the differences between these non-GAAP financial measures and their most directly comparable financial measures calculated in accordance with GAAP are set forth below.

Reconciliation of GAAP operating margin to adjusted operating margin*:

	2023	2022
Operating margin	Q1	Q4	Q1
GAAP operating margin	(0.1)%	37.0%	8.0%

Acquisition and divestiture related costs:
Acquisition and related integration costs	—%	0.1%	0.2%
Dispositions	0.5%	1.4%	—%
Loss/(gain) on sale or disposal of assets	—%	0.2%	—%

Restructuring, business realignment and other cost saving initiatives:
Restructuring, severance, impairment and other related costs	4.9%	30.7%	0.2%

Non-routine shareholder advisory costs	3.1%	—%	—%
(Income) costs associated with terminated merger	0.8%	(62.0)%	4.6%
UTIS fire (recovery)/charges	(0.1)%	0.2%	(0.2)%
Total discrete items	9.2%	(29.4)%	4.8%
Operating margin adjusted for discrete items	9.1%	7.6%	12.8%

Acquisition intangible amortization	1.4%	1.7%	1.7%

Adjusted operating margin	10.5%	9.3%	14.5%
*Percentages in table may not add due to rounding.

Reconciliation of GAAP net income to adjusted net income*:

(amounts in millions)	2023	2022
Net income	Q1	Q4	Q1
GAAP net income (loss)	$(3.5)	$67.3	$16.6

Acquisition and divestiture related costs:
Acquisition and related integration costs	0.1	0.1	0.5
Acquisition intangible amortization	3.3	3.8	4.3
Dispositions	1.2	3.2	—
Loss/(gain) on sale or disposal of assets	—	0.5	—

Restructuring, business realignment and other cost saving initiatives:
Restructuring, severance, impairment and other related costs	11.9	68.6	0.5

Non-routine shareholder advisory costs	7.6	—	—
(Income) costs associated with terminated merger	1.9	(138.6)	11.5
UTIS fire (recovery)/charges	(0.2)	0.4	(0.5)
Asbestos-related charges	—	0.1	—
Income tax effect of non-GAAP adjustments and intangible amortization	(6.1)	14.1	(3.7)
Adjusted net income	$16.2	$19.5	$29.1
*Values in table may not add due to rounding.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share*:

	2023	2022
Earnings per diluted share	Q1	Q4	Q1
GAAP earnings per diluted share	$(0.19)	$3.58	$0.87

Acquisition and divestiture related costs:
Acquisition and related integration costs	—	—	0.02
Dispositions	0.05	0.13	—
Loss/(gain) on sale or disposal of assets	—	0.02	—

Restructuring, business realignment and other cost saving initiatives:
Restructuring, severance, impairment and other related costs	0.49	2.81	0.02

Non-routine shareholder advisory costs	0.31	—	—
(Income) costs associated with terminated merger	0.08	(5.67)	0.47
UTIS fire (recovery)/charges	(0.01)	0.02	(0.02)
Asbestos-related charges	—	—	—
Impact of including dilutive securities(a)	—	—	—
Total discrete items	$0.92	$(2.69)	$0.49

Earnings per diluted share adjusted for discrete items	0.73	0.89	1.36

Acquisition intangible amortization	$0.14	$0.15	$0.17

Adjusted earnings per diluted share	$0.87	$1.04	$1.53
*Values in table may not add due to rounding.
(a)This represents the dilutive effect of awards under equity compensation plans. Refer to the table below for the effect on adjusted weighted average shares outstanding - diluted.

The following table reconciles weighted average shares outstanding - diluted under US GAAP to adjusted weighted average shares outstanding - diluted used in the calculation of adjusted diluted EPS:

	2023	2022
(Shares in thousands)	Q1	Q4	Q1
Weighted average shares outstanding - diluted	18,604	18,820	18,999
Dilutive effect of awards under equity compensation plans	32	0	0
Adjusted weighted average shares outstanding - diluted	18,636	18,820	18,999

Reconciliation of GAAP net income to adjusted EBITDA*:

	2023	2022
(amounts in millions)	Q1	Q4	Q1
GAAP net income (loss)	$(3.5)	$67.3	$16.6

Interest expense, net	3.5	4.0	1.1
Income tax expense (benefit)	(0.1)	11.1	3.8
Depreciation	11.3	7.7	6.4
Amortization	3.3	3.8	4.3
Stock-based compensation expense	2.1	0.2	3.2

Acquisition and divestiture related costs:
Acquisition and related integration costs	0.1	0.1	0.5
Dispositions	1.2	3.2	—
Loss/(gain) on sale or disposal of assets	—	0.5	—

Restructuring, business realignment and other cost saving initiatives:
Restructuring, severance, impairment and other related costs	8.6	68.1	0.5

Non-routine shareholder advisory costs	7.6	—	—
(Income) costs associated with terminated merger	1.3	(138.6)	11.5
UTIS fire (recovery)/charges	(0.2)	0.4	(0.5)
Asbestos-related charges	—	0.1	—
Adjusted EBITDA	$35.1	$27.8	$47.2
*Values in table may not add due to rounding.

Calculation of adjusted EBITDA margin*:

	2023	2022
	Q1	Q4	Q1
Adjusted EBITDA (in millions)	$35.1	$27.8	$47.2
Divided by Total Net Sales (in millions)	243.8	223.7	248.3
Adjusted EBITDA Margin	14.4%	12.5%	19.0%
*Values in table may not add due to rounding.

Reconciliation of net cash provided by (used in) operating activities to free cash flow*:

	2023	2022
(amounts in millions)	Q1	Q4	Q1
Net cash provided by (used in) operating activities	$1.8	$127.6	(13.7)
Non-acquisition capital expenditures	(16.4)	(29.8)	(28.2)
Free cash flow	$(14.6)	$97.8	(42.0)
*Values in table may not add due to rounding. Net cash provided by operating activities includes regulatory termination fee net of fees and taxes received in Q4 2022.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share guidance for the 2023 second quarter:

Guidance Q2 2023
GAAP earnings per diluted share	$0.65 to $0.85

Discrete items	$0.16

Acquisition intangible amortization	$0.14

Adjusted earnings per diluted share	$0.95 - $1.15

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